EXHIBIT 10.1

                        SERIES D PREFERRED STOCK PURCHASE
                         AND WARRANT EXERCISE AGREEMENT

         THIS SERIES D PREFERRED STOCK PURCHASE AND WARRANT EXERCISE AGREEMENT, dated as of January 31, 2003 (this "AGREEMENT"), is entered into by and among Tangible Asset Galleries, Inc., a corporation formed under the laws of the State of Nevada (the "COMPANY"), Stanford Venture Capital Holdings, Inc., a corporation formed under the laws of the State of Delaware (the "PURCHASER"), Silvano DiGenova, an individual resident of the State of California (the "INSIDER"), and those whose names appear on EXHIBIT A attached hereto (the "WARRANT HOLDERS").

                              W I T N E S S E T H:

                  WHEREAS, the Company is a dealer of rare coins, fine arts and other collectibles and its common stock (the "COMMON STOCK") is quoted on the OTC Bulletin Board; and

                  WHEREAS, the Company, the Purchaser and the Insider were parties to a Securities Purchase Agreement, dated as of April 3, 2002 (the "PRIOR PURCHASE AGREEMENT"), pursuant to which the Purchaser acquired (i) 3,000,000 shares of the Company's Series B $1.00 Convertible Preferred Stock, with a stated value of $1.00 per share (the "SERIES B PREFERRED STOCK"), and
(ii) warrants to purchase in the aggregate 30,000,000 shares (the "WARRANTS") of the Common Stock; and

                  WHEREAS, the Company and the Purchaser were parties to a Bridge Loan Agreement, dated as of December 27, 2002 (the "FIRST BRIDGE LOAN AGREEMENT"), pursuant to which the Purchaser lent the Company $500,000 in exchange for a note issued by the Company (the "FIRST BRIDGE NOTE"); and

                  WHEREAS, the Company and the Purchaser are parties to a Second Bridge Loan Agreement, dated as of January 16, 2003 (the "SECOND BRIDGE LOAN AGREEMENT"), pursuant to which the Purchaser lent the Company another $500,000 in exchange for a note issued by the Company (the "SECOND BRIDGE NOTE"; the First Bridge Note and the Second Bridge Note collectively, the "BRIDGE NOTES"); and

                  WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, upon the terms and conditions of this Agreement, for an aggregate purchase price of $2,000,000, 2,000,000 shares of the Company's Series D $1.00 Convertible Preferred Stock, with a stated value of $1.00 per share (the "SERIES D PREFERRED STOCK"), the terms of which are as set forth in the Certificate of Designation of Series D $1.00 Convertible Preferred Stock attached hereto as EXHIBIT B (the "SERIES D CERTIFICATE OF DESIGNATION"); and

                  WHEREAS, in connection with the purchase of the Series D Preferred Stock pursuant to this Agreement by the Purchaser, the Company intends to modify the terms of the Warrants so that the per-share exercise price for all the shares of the Common Stock covered under the Warrants is reduced to $0.001, which reduced exercise price shall remain the same following a contemplated 20:1 reverse stock split of the outstanding shares of the Common Stock (the "REVERSE STOCK SPLIT") and the Warrant Holders intend to exercise all the Warrants concurrent with the effectiveness of the Reverse Stock Split at such reduced per-post-split-share exercise price; and

                  WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("REGULATION D") promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and/or Section 4(2) of the Securities Act.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE; WARRANT MODIFICATION AND
         EXERCISE

         a. PURCHASE OF PREFERRED STOCK. Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Series D Preferred Stock for an aggregate purchase price of TWO MILLION DOLLARS ($2,000,000) which shall be payable on the closing dates in the Table of Closing Dates (as shown below) by (i) cancellation of the obligation of the Company to repay the principal of the Bridge Notes and (ii) payment of $1,000,000 in immediately available funds.

         b. CLOSINGS. The Series D Preferred Stock to be purchased by the Purchaser hereunder, in numbers set forth opposite each of the closing dates in the Table of Closing Dates below, shall be issued in such denominations and in such names as the Purchaser may request from the Company at least three business days prior to any closing.

         c. TABLE OF CLOSING DATES.
------------------------------------- ----------------------------------------- -----------------------------
CLOSING DATE                          PURCHASE PRICE                            NUMBER OF SHARES OF SERIES D
                                                                                PREFERRED STOCK ISSUED
------------------------------------- ----------------------------------------- -----------------------------
February 7, 2003 (the "FIRST          One Million Dollars ($1,000,000)          1,000,000
CLOSING DATE")                        (payable by converting the principal of
                                      the Bridge Loans)
------------------------------------- ----------------------------------------- -----------------------------
February 15, 2003 (the "SECOND        Five Hundred Thousand Dollars ($500,000)  500,000
CLOSING DATE")
------------------------------------- ----------------------------------------- -----------------------------
March 15, 2003 (the "LAST CLOSING     Five Hundred Thousand Dollars ($500,000)  500,000
DATE")
------------------------------------- ----------------------------------------- -----------------------------

         d. WARRANT MODIFICATION AND EXERCISE. The Company hereby reduces the exercise price for all the shares of the Common Stock covered by the Warrants to $0.001 per share effective immediately. If the Reverse Stock Split occurs, the exercise price of the Warrants following such Reverse Stock Split shall remain to be $0.001 per combined share. On the First Closing Date, the Warrant Holders shall deliver to the Company the Warrant Exercise Forms attached to the Warrants, pursuant to which the Warrant Holders shall exercise all the Warrants, to be effective concurrently with the Reverse Stock Split, at $0.001 per combined share. In the case of the Warrant held by the Purchaser, the aggregate exercise price thereunder in the amount of $250 shall be deemed fully paid upon conversion on the First Closing Date of all of the accrued interest under the Bridge Notes through such date. As to the Warrants held by the remaining Warrant Holders, the exercise price thereunder shall be paid by such respective holders in personal checks delivered to the Company. Immediately upon the effectiveness of the Reverse Stock Split, the Company shall issue an aggregate of 1,500,000 post-split shares (the "WARRANT STOCK") of the Common Stock to the Warrant Holders represented in certificates in such respective numbers and under such respective names as designated by the Warrant Holders. Notwithstanding anything to the contrary in the Company's Certificate of Designation of Series B $1.00 Convertible Preferred Stock or Certificate of Designation of Series C $100 Redeemable 9% Convertible Preferred Stock (the "SERIES C PREFERRED STOCK"), the Insider, as holder of all of the issued and outstanding shares of the Series C Preferred Stock and of 400,000 shares of the Series B Preferred Stock, and the Purchaser, as holder of all the remaining issued and outstanding shares of the Series B Preferred Stock, hereby agree that neither the "Conversion Price" nor "Conversion Rate" (as such terms are used in such certificates of designations) shall be adjusted as a result of the reduction of the exercise price of the Warrants hereunder.

2.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

     The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

         a. QUALIFIED INVESTOR. The Purchaser (i) is experienced in making investments of the kind described in this Agreement and the related documents,
(ii) is able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, (iii) is able to afford the loss of its entire investment in the Series D Preferred Stock, (iv) is an "accredited investor" as defined in Rule 501(a) of Regulation D and (v) knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

         b. RESTRICTED SECURITIES. All subsequent offers and sales by the Purchaser of the Series D Preferred Stock and the Common Stock issuable upon conversion or exercise of the Series D Preferred Stock shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

         c. RELIANCE OF REPRESENTATIONS. The Purchaser understands that the Series D Preferred Stock is being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series D Preferred Stock.

         d. ACCESS TO INFORMATION. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

         e. LEGALITY. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

         f. AUTHORIZATION. This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and to general principles of equity.

3. REPRESENTATIONS OF THE COMPANY AND INSIDER

     The Company and the Insider, jointly and severally, represent and warrant to, and covenant and agree with, the Purchaser that:

         a. ORGANIZATION. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company has no other interest in any other entities, except for those subsidiaries listed on SCHEDULE 3(a) attached hereto. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state set forth following the name of such subsidiary as follows: Tangible Collectibles, Inc. (Delaware); Superior Galleries, Inc. (Nevada); Vintageroadshow, Inc. (California); Gehringer & Kellar, Inc. (Pennsylvania); and Tangible Investments of America, Inc. (Pennsylvania). Each of the Company and its subsidiaries is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The minute books contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of the Company from the date of organization through the date hereof. The stock record books and other similar records of the Company have been provided or made available to the Purchaser or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Company's Articles of Incorporation, Certificates of Designation filed prior to the date of this Agreement, and Bylaws, each as amended through the date hereof. The Company is not in violation of any provisions of its Articles of Incorporation, Certificates of Designation or Bylaws.

         b. CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of: (i) 100,000,000 shares of Common Stock, of which 41,211,463 shares are issued and outstanding, (ii) 15,000,000 shares of preferred stock, of which (A) 1,400,000 shares are designated as Series A $5.00 Convertible Preferred Stock with 125,000 of such shares outstanding; (B) 3,400,000 shares are designated as the Series B Preferred Stock, all of which are issued and outstanding; (C) 7,000 shares are designated as the Series C Preferred Stock), of which 7,000 shares are currently outstanding and none of which will be outstanding as a result of the transactions contemplated by the Insider Agreement (as defined in Section 4(i)), and (D) 2,000,000 shares shall be designated as Series D Preferred Stock pursuant to this Agreement. On the date hereof, the Company has issued warrants to purchase 38,309,587 shares of Common Stock at exercise prices from $0.05 to $1.19 per share, and options to purchase 5,122,500 shares of Common Stock at exercise prices from $0.05 to $2.00 per share and is obligated to issue warrants to purchase an aggregate of 131,250 shares of Common Stock at exercise prices ranging from $0.05 to $0.90 per share.
SCHEDULE 3(b) attached hereto sets forth a complete list of all holders of options, warrants, notes, or any other rights or instruments which would entitle the holder thereof to acquire shares of the Common Stock or other equity interests in the Company upon conversion or exercise, setting forth for each such holder the type of security, number of equity shares covered thereunder, the exercise or conversion price thereof, the vesting schedule thereof (if any), and the issuance date and expiration date thereof. Other than as disclosed in
SCHEDULE 3(b) attached hereto, there are no outstanding rights, agreements, arrangements or understandings to which the Company is a party (written or oral) which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission. Other than disclosed in
SCHEDULE 3(b) attached hereto, to the Knowledge of the Company (as defined in Section 9), there is no agreement, arrangement or understanding between or among any entities or individuals which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to any voting shares of the Company, including without limitation any voting trust agreement or proxy. SCHEDULE 3(b) attached hereto contains a complete and accurate schedule of all the shares subject to "lock-up" or similar agreement or arrangement by which any equity shares are subject to resale restrictions and the Company has provided the Purchaser complete and accurate copies of all such agreements, which agreements are in full force and effect. Except for certain guarantees of debt made by the Company on behalf of its subsidiaries as such guarantees are set forth in SCHEDULE 3(b) attached hereto, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of the Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company's subsidiaries or any other entity. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

         c. CONCERNING THE COMMON STOCK AND THE WARRANT STOCK. The Series D Preferred Stock, the Warrant Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock, when issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder.

         d. AUTHORIZED SHARES. The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series D Preferred Stock. Each of the Company and the Insider understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Series D Preferred Stock. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series D Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         e. LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Series D Preferred Stock, the Warrant Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock.

         f. TRANSACTION AGREEMENTS. This Agreement, the Series D Certificate of Designation, the Registration Rights Agreement (as defined below), the Stanford Consulting Agreement (as defined below), and the Insider Agreement (as defined below) (collectively, the "PRIMARY DOCUMENTS"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

         g. FINANCIAL STATEMENTS. The financial statements and related notes thereto contained in the Company's filings with the Commission (the "COMPANY FINANCIALS") are correct and complete in all material respects and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein. Except as disclosed in SCHEDULE 3(G) attached hereto, since December 31, 1998, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company or any of its subsidiaries.

         h. COMMISSION FILINGS. The Company has furnished or made available to the Purchaser true and complete copies of all the documents it has filed with the Commission since its inception, all in the forms so filed. As of their respective filing dates, such filings already filed by the Company or to be filed by the Company after the date hereof but before the First Closing Date complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, as the case may be, and none of the filings with the Commission contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

         i. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Articles of Incorporation, Certificates of Designation or Bylaws of the Company, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiaries are a party or by which they or any of their properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets (collectively, "LEGAL REQUIREMENTS"), other than those which have been waived or satisfied on or prior to the First Closing Date.

         j. APPROVALS AND FILINGS. Other than the completion of the filing of the Series D Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

         k. COMPLIANCE WITH LEGAL REQUIREMENTS. Except as disclosed in SCHEDULE 3(k) attached hereto, neither the Company nor any of its subsidiaries has violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to the Company or such subsidiary, or any of the assets or properties of the Company or such subsidiary, where such violation could reasonably be expected to have any Material Adverse Effect (as defined below) on the business or financial condition of the Company or such subsidiary. "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Person, or (ii) the ability of the Person to consummate the transactions contemplated by the Primary Documents or to perform any of its obligations under this Agreement.

         l. ABSENCE OF CERTAIN CHANGES. Since December 31, 2001 and except as previously disclosed to the Purchaser and listed on SCHEDULE 3(l), there has been no change nor development that may have a Material Adverse Effect on the Company, and no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

         m. INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on SCHEDULE 3(m) attached hereto, neither the Company nor any of its subsidiaries is indebted to any of such entity's shareholders, officers or directors (or to members of their immediate families) in any amount whatsoever (including, without limitation, any deferred compensation or salaries payable).

         n. RELATIONSHIPS WITH RELATED PERSONS. To the Knowledge of the Company, except as set forth in SCHEDULE 3(n) attached hereto, no officer, director, or principal shareholder of the Company or any of its subsidiaries nor any Related Person (as defined below) of any of the foregoing has, or since December 31, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or any of its subsidiaries. Except as set forth in SCHEDULE 3(n) attached hereto, no officer, director, or principal shareholder of the Company or any of its subsidiaries nor any Related Person of the any of the foregoing is, or since December 31, 1998 has owned an equity interest or any other financial or profit interest in or held any management position with, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company or any of its subsidiaries, or (ii) engaged in competition with the Company or any of its subsidiaries with respect to any line of the merchandise or services of such company (a "COMPETING BUSINESS") in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in SCHEDULE 3(n) attached hereto, no director, officer, or principal shareholder of the Company or any of its subsidiaries nor any Related Person of any of the foregoing is a party to any Contract with, or has claim or right against, the Company or any of its subsidiaries. As used in this Agreement, "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; "RELATED PERSON" means, (X) with respect to a particular individual, (a) each other member of such individual's Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

         o. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Purchaser that could reasonably be expected to have a Material Adverse Effect upon the Company or any of its subsidiaries. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

         p. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Each of the Company and its subsidiaries has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests. Except as disclosed in SCHEDULE 3(p) attached hereto, all material properties and assets reflected in the Company Financials are free and clear of all Encumbrances (as defined below) except liens for current Taxes not yet due. As used in this Agreement, "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         q. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and to the Knowledge of the Company, such business does not and would not conflict with or constitute an infringement on the rights of others.

         r. PERMITS. Each of the Company and its subsidiaries has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would have a Material Adverse Effect on such company. Neither the Company nor any of its subsidiaries is in default in any respect under any of such permits, licenses or similar authority.

         s. ABSENCE OF LITIGATION. Except as disclosed on SCHEDULE 3(s) attached hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company or its subsidiaries, threatened, against or affecting the Company or its subsidiaries, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

         t. NO DEFAULT. Except as disclosed on SCHEDULE 3(t) attached hereto, neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

         u. TAXES. Except as disclosed on SCHEDULE 3(u) attached hereto,

         1. All Tax Returns (as defined below) required to have been filed by or with respect to the Company or any of its subsidiaries (including any extensions) have been so filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company, or any of its subsidiaries, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority, (as defined below) have been paid or accrued on the balance sheet included in the Company's latest filing with the Commission.

         2. Neither the Company nor any of its subsidiaries has any material liability for Taxes outstanding other than as reflected in the balance sheet in the interim financial statements of the Company for the nine-month period ended on September 30, 2002 (the "INTERIM FINANCIAL Statements") or incurred subsequent to the date of the Interim Financial Statements in the ordinary course of business. The unpaid Taxes of the Company and its subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for such tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the balance sheet included in the Interim Financial Statements and
                  (ii) will not exceed by any material amount that reserve as adjusted for operation and transactions through the First Closing Date.

         3. Neither the Company nor any of its subsidiaries is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any of its subsidiaries does not file Tax Returns that the Company or such subsidiary is or may be subject to taxation by that jurisdiction.

         4. The Company and each of subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

         5. There has been no action by any Taxing Authority in connection with assessing additional Taxes against or in respect of the Company or any of its subsidiaries for any past period. There is no dispute or claim concerning any Tax liability of the Company or any of its subsidiaries (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company or any of its subsidiaries other than liens for Taxes not yet due. SCHEDULE 3(U) attached hereto indicates those Tax Returns, if any, of the Company, and each of its subsidiaries that have been audited or examined by Taxing Authorities, and indicates those Tax returns of the Company and of its subsidiaries that currently are the subject of audit or examination. The Company has made available to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and any of its subsidiaries since the fiscal year ended December 31, 2001.

         6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any of its subsidiaries.

         7. The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

         8. The Company does not have any liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

         9. The Company (i) has not agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

         10. The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

         11. The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

         12. The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a "TAX RETURN" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; "TAX" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         v. CERTAIN PROHIBITED ACTIVITIES. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

         w. CONTRACTS; NO DEFAULTS. (A) SCHEDULE 3(w) attached hereto contains a complete and accurate list, and the Company has made available to the Purchaser true and complete copies, of:

         1. each Applicable Contract (as defined below) that involves performance of services or delivery of goods or materials of an amount or value in excess of $25,000;

         2. each Applicable Contract that was not entered into in the ordinary course of business or is not cancelable by the Company or a subsidiary of the Company with no penalty upon advance notice of 30 days or less and that involves expenditures or receipts of the Company or its subsidiaries in excess of $5,000;

         3. each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

         4. each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or any of its subsidiaries with any other person or entity;

         5. each Applicable Contract containing covenants that in any way purport to restrict the business activity of any of the Company and its subsidiaries or any affiliate of the foregoing or limit the freedom of any of the Company and its subsidiaries or any affiliate of the foregoing to engage in any line of business or to compete with any person or entity;

         6. each employment or consulting agreement of the Company and its subsidiaries (other than unwritten at will employment arrangements);

         7. each Applicable Contract providing for payments to or by any person or entity based on sales, purchases, or profits, other than direct payments for goods;

         8. each power of attorney executed by any of the Company and its subsidiaries that is currently effective and outstanding;

         9. each Applicable Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any of the Company and its subsidiaries to be responsible for consequential damages;

         10. each Applicable Contract for capital expenditures in excess of $25,000;

         11. each written warranty, guaranty, and other similar undertaking with respect to contractual performance extended by any of the Company and its subsidiaries other than in the ordinary course of business; and

         12. each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

As used in this Agreement, "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding; "APPLICABLE CONTRACT" means any Contract (a) under which any of the Company or its subsidiaries has or may acquire any rights, (b) under which any of the Company or its subsidiaries has or may become subject to any obligation or liability, or (c) by which any of the Company or its subsidiaries or any of the assets owned or used by it is or may become bound.

(B) Except as set forth in SCHEDULE 3(w) attached hereto, (i) each of the Company and its subsidiaries is, and has been, in material compliance with all applicable terms and requirements of each Contract under which such company has or had any obligation or liability or by which such company or any of the assets owned or used by such company is or was bound; (ii) each other person or entity that has or had any obligation or liability under any Contract under which any of the Company and its subsidiaries has or had any rights is, and has been, in material compliance with all applicable terms and requirements of such Contract;
(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give any of the Company and its subsidiaries or other person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and (iv) none of the Company and its subsidiaries has given to or received from any other person or entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(C) Each Applicable Contract is valid, in full force, and binding on and enforceable against the other party or parties to such contract in accordance with its terms and provisions.

(D) Except as disclosed on SCHEDULE 3(W) attached hereto, there are no renegotiation of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any of the Company and its subsidiaries under current or completed Contracts with any person or entity and, to the Knowledge of the Company, no such person or entity has made written demand for such renegotiation.

(E) The Contracts relating to the sale, design, or provision of products or services by the Company or any of its subsidiaries have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person or entity, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         x. AGENT FEES. The Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the transactions contemplated by this Agreement.

         y. INSURANCE. SCHEDULE 3(y) attached hereto sets forth a true and correct list of all the insurance policies covering the business, properties and assets of the Company and its subsidiaries presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured). All of the insurance policies set forth on SCHEDULE 3(y) attached hereto are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and neither the Company nor any of its subsidiaries has received any written notice of cancellation with respect to any of the policies. Such policies, taken together, provide adequate insurance coverage for the assets and the operations of the Company and its subsidiaries for all risks normally insured against by companies carrying on the same business or businesses as the Company and its subsidiaries.

         z. EMPLOYEES. SCHEDULE 3(z) attached hereto is a true and correct list of all employees of the Company and its subsidiaries and includes their accrued vacation and sick pay, the nature of their duties and the amounts of their compensations (including deferred compensation).

         aa. EMPLOYEE BENEFITS.

         1. Except as disclosed on SCHEDULE 3(aa) and except Plans (as defined below), administered by third parties, that provide group health coverage (medical and dental), (i) neither the Company nor any of its ERISA Affiliates (as defined below) maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans;

         2. With respect to each Plan which provides health care coverage, the Company and each of its ERISA Affiliates have complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company nor any ERISA Affiliate has incurred any liability under Section 4980B of the Internal Revenue Code;

         3. Other than routine claims for benefits under the Plans, there are no pending, or, to the Knowledge of the Company, threatened, actions or proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any of its ERISA Affiliates as the employer or sponsor under any Plan, with any governmental agency, any participant in or beneficiary of any Plan or any other person whatsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, or controversy.

As used in this Agreement, "PLAN" means (i) each of the "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of
Section 4001(a)(14) of ERISA (an "ERISA AFFILIATE") is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

         bb. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Series D Preferred Stock, (ii) the issuance of Common Stock pursuant to the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series D Preferred Stock or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series D Preferred Stock by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

         cc. MERGERS, ACQUISITIONS AND DIVESTITURES. Except as set forth on
SCHEDULE 3(cc) attached hereto, none of the Company and its subsidiaries has ever acquired any equity interest in or any major assets of any other Person, or sold the equity interest in any of its subsidiaries or any major asset owned by it or any of its subsidiaries, in a deal the terms of which were not based on arms' length negotiations. Except as set forth on SCHEDULE 3(cc) attached hereto, to the Knowledge of the Company, none of the Insider and the officers and directors of the Company or its subsidiaries has received any benefit in connection with any of the foregoing transactions or is under any agreement or understanding with any Person (including agreements or understandings among themselves) with respect to the receipt of or entitlement to any such benefit.

4.       CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

         a. TRANSFER RESTRICTIONS. The Purchaser acknowledges that (i) neither the Series D Preferred Stock nor the Common Stock issuable upon conversion of the Series D Preferred Stock have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Series D Preferred Stock or the Common Stock issuable upon conversion thereof (collectively, the "SECURITIES") made in reliance upon Rule 144 under the Securities Act ("RULE 144") may be made only in accordance with the terms of said Rule 144. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Series D Preferred Stock.

         b. RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

         THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

         c. FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (c) furnish to any holder of the Securities forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration. Notwithstanding the foregoing, the Company shall have until February 15, 2003 to make its periodic filings on Forms 10KSB for the fiscal year ended June 30, 2002 and on Form 10QSB for the fiscal quarter ended September 30, 2002.

         d. PERIODIC FILINGS WITH THE COMMISSION. The Company shall, no later than February 15, 2003, make all the filings required to be filed by such date with the Commission by the Company as a company subject to the periodic reporting requirements under the Exchange Act.

         e. RESERVATION OF COMMON STOCK. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series D Preferred Stock.

         f. REGISTRATION REQUIREMENT. Concurrently with the execution of this Agreement, the Purchaser and the Company shall execute a registration rights agreement in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT").

         g. EXCHANGE OF SERIES C PREFERRED STOCK. The Insider shall have exchanged all 7,000 shares of the Series C Preferred Stock held by him, representing all of the issued and outstanding shares of such stock, into the Common Stock at an exchange price of $0.06 per share pursuant to the Insider Agreement (as defined below). The Company hereby covenants with the Purchaser that after such exchange, no additional share of the Series C Preferred Stock will be issued notwithstanding anything to the contrary in the Company's Certificate of Designation of Series C $100 Redeemable 9% Convertible Preferred Stock.

         h. FILING OF THE SERIES D CERTIFICATE OF DESIGNATION. The Company shall have authorized, caused to be executed, and filed with the Secretary of State of the State of Nevada the Series D Certification of Designation by the First Closing Date.

         i. AGREEMENT WITH INSIDER. Concurrently with the execution of this Agreement, the Company and the Insider shall execute a Share Exchange and Note Modification Agreement in the form of EXHIBIT D attached hereto (the "INSIDER AGREEMENT").

         j. STOCK SPLIT. The Board of Directors of the Company shall authorize the Reverse Stock Split of the outstanding shares of the Company's Common Stock, to be effective concurrently with the effectiveness of the registration statement to be filed with the Commission pursuant to the Registration Agreement, so that every 20 shares of the Common Stock will be converted into one share of the Common Stock. The Company shall use reasonable best efforts to obtain such other approval or authorization as necessary to effectuate the Reverse Stock Split and to cause the above-mentioned registration statement and the Reverse Stock Split to become effective as promptly as possible.

         k. REPAYMENT OF DEBT. The Company shall repay all outstanding indebtedness for borrowed money, other than (i) the $2,500,000 debt to the Wes English Estate and (ii) the $1,000,000 debt to the Insider as evidenced by that certain Promissory Note dated April 3, 2002 from the Company, no later than the Last Closing Date.

         l. CONSULTING AGREEMENT. The Company shall enter into a consulting agreement (the "STANFORD CONSULTING AGREEMENT") substantially in the form of EXHIBIT E attached hereto with the Purchaser by no later than the First Closing Date.

         m. NEGOTIATION WITH ROBERT HERSCH. The Company shall obtain, no later than the First Closing Date, an extension of its consulting agreement with Robert Hersch through May 31, 2003.

         n. RETURN OF CERTIFICATES ON CONVERSION. Upon any conversion by the Purchaser of less than all of the Series D Preferred Stock pursuant to the terms of the Series D Certificates of Designation, the Company shall issue and deliver to the Purchaser within 7 business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series D Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

         o. REPLACEMENT CERTIFICATES. The certificate(s) representing the shares of the Series D Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing an equal aggregate number of shares of the Series D Preferred Stock, as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         p. APPROVAL RIGHTS. From the date hereof and until the Last Closing Date, the Company shall not take any of the following actions without the prior written consent of the Purchaser, which consent will not be unreasonably withheld or delayed:

                  1. sell a material portion of the assets of the Company or any of its subsidiaries or merge the Company or any of its subsidiaries into or with another unaffiliated company;

                  2. change the articles of incorporation, bylaws or other charter documents of the Company or any of its subsidiaries, except as contemplated hereby;

                  3. change substantially or materially the nature of the business of the Company or any of its subsidiaries;

                  4. issue any equity securities or securities convertible into equity securities of the Company or any of its subsidiaries, other than the Series D Preferred Stock and Warrant Stock pursuant to this Agreement and any Common Stock issued upon conversion of the Series B Preferred Stock or Series D Preferred Stock held by the Purchaser;

                  5. make any acquisition or any capital expenditure, services of related expenditures or agree to a schedule of spending or payments for assets which, in the aggregate, exceeds or would exceed $50,000 over a consecutive twelve month period, except for the acquisition of inventory or other related assets in the ordinary course of business;

                  6. enter into any credit facility or incur any material amount of debt, other than incurring obligations for purchases of inventory or other related assets in the ordinary course of business;

                  7. offer or sell any securities of the Company or its subsidiaries other than permitted in clause (4) above;

                  8. expand the number of members of the board of directors of the Company;

                  9. declare or pay dividends or redeem securities, except for
(i) the dividends relating to the Series A preferred stock pursuant to the terms of the relevant certificate of designation; or (ii) any transaction relating to the Series B Preferred Stock or Series D Preferred Stock; or

                  10. enter into or modify a related-party transaction.

         q. RECONSTITUTION OF THE BOARD. On or before February 15, 2003, the Company shall cause the reconstitution of its Board of Directors to comply with the regulatory requirements for companies that list their securities on the American Stock Exchange or the NASDAQ Small Cap Market as currently being proposed or later adopted prior to such date.

         r. INFORMATION STATEMENT. As soon as practicable but in no event later than 45 days from the date of this Agreement, the Company shall file a Schedule 14C Information Statement concerning the Reverse Stock Split with the Commission.

5.       CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SHARES

     The Purchaser understands that the Company's obligation to issue the Series D Preferred Stock on each closing date to the Purchaser pursuant to this Agreement is conditioned upon the following (unless waived by the Company):

         a. The accuracy on each closing date of the representations and warranties of the Purchaser contained in this Agreement as if made on each closing date and the performance by the Purchaser on or before each closing date of all covenants and agreements of the Purchaser required to be performed on or before each closing date.

         b. The absence or inapplicability on each closing date of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, except for any stockholder or Board of Director approval or consent contemplated herein, which shall not have been obtained.

         c. All regulatory approvals or filings, if any, on each closing date necessary to consummate the transactions contemplated by this Agreement shall have been made as of each closing date.

         d. The receipt of good funds as of each closing date as scheduled in the Table of Closings in Section 1(c).

6.       CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SHARES

     The Company understands that the Purchaser's obligation to purchase the Series D Preferred Stock on each closing date is conditioned upon each of the following, unless waived in writing by the Purchaser:

         a. The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company's business, assets and liabilities, and the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them.

         b. The accuracy on each closing date of the representations and warranties of the Company contained in this Agreement as if made on such closing date, and the performance by the Company on or before the First Closing Date of all covenants and agreements of the Company required to be performed on or before the First Closing Date.

         c. The Company shall have delivered to the Purchaser the Series D Preferred Stock as scheduled in the Table of Closings in Section 1(c).

         d. On each closing date after the First Closing Date, the Company shall have fulfilled each of its obligations under this Agreement, including, without limitation, those covenants under Section 4, which the Company is required by the terms of this Agreement to fulfill by such closing date.

         e. On each closing date, the Insider shall have fulfilled each of his obligations under the Insider Agreement which the Insider is required by the terms of such Insider Agreement to fulfill by such closing date.

         f. On each closing date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

         g. All regulatory approvals or filings, if any, necessary to consummate the transactions contemplated by this Agreement shall have been made as of each closing date.

         h. The Purchaser shall have received by the First Closing Date a legal opinion from Rutan & Tucker LLP substantially in the form attached hereto as EXHIBIT F and a legal opinion from Kolesar & Leatham, Chtd. substantially in the form attached hereto as EXHIBIT G.

         i. The Purchaser shall have received a Closing Certificate substantially in the form attached hereto as EXHIBIT H.

         j. With respect to the Last Closing Date only, the Company shall have reimbursed the Purchaser the expenses incurred in connection with the negotiation or performance of this Agreement pursuant to Section 8 hereof.

7.       RIGHT TO INFORMATION

     As long as any portion of the Series D Preferred Stock remains outstanding, the Company hereby agrees to provide the Purchaser with:

         a. audited financial statements for each fiscal year, as soon as they become available but in no event later than 90 days after the end of each such fiscal year;

         b. unaudited financial statements for each quarter, as soon as they become available but in no event later than 45 days after the end of each such quarter; and

         c. budget plans as they are prepared.

8.       FEES AND EXPENSES

     The Company and the Insider shall bear their own costs, including attorney's fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein. Within 30 days of receipt of supporting documentation, the Company shall reimburse the Purchaser for all of the Purchaser's reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser.

9.       GOVERNING LAW; MISCELLANEOUS

     Except for issues involving Nevada law which shall be governed by and interpreted in accordance with the laws of the State of Nevada, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts of Florida or the state courts of the State of Florida in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Series D Preferred Stock and the Warrant Stock. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. All references to the "KNOWLEDGE OF THE COMPANY" means the actual knowledge of either of the Insider and the Company's Chief Financial Officer after reasonable investigation and due diligence. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

10.      NOTICES

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or the next business day following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by 5 days advance written notice to each of the other parties hereto.

COMPANY:                    Tangible Asset Galleries, Inc.
                            3444 Via Lido
                            Newport Beach, California 92663
                            Attention: Silvano DiGenova, Chief Executive Officer
                            Telephone:  (949) 566-0021
                            Facsimile:  (949) 566-1943

WITH A COPY TO:             Rutan & Tucker LLP
                            611 Anton Boulevard, 14th Floor
                            Costa Mesa, California 92626-1931
                            Attention: Thomas G. Brockington, Esq.
                            Telephone:  (714) 641-5100
                            Facsimile:  (714) 546-9035

PURCHASER:                  Stanford Venture Capital Holdings, Inc.
                            6075 Poplar Avenue
                            Memphis, Tennessee 38119
                            Attention: James M. Davis, President
                            Telephone: (901) 680-5260
                            Facsimile: (901) 680-5265

WITH A COPY TO:             Stanford Financial Group
                            5050 Westheimer
                            Houston, Texas 77056
                            Attention: Mauricio Alvarado, Esq.
                            Telephone: (713) 964-5145
                            Facsimile: (713) 964-5245

11.      SURVIVAL

     The agreements, covenants, representations and warranties of the Company, the Insider and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of four years from the date of the Last Closing Date, except that:

         a. the Company's representations and warranties regarding Taxes contained in Section 3(u) of this agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 3(u), and

         b.       the Company's representations and warranties contained in
                  Section 3(b) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the securities purchased hereunder.

12.      INDEMNIFICATION

         Each of the Company and the Insider, jointly and severally, on the one side, and the Purchaser (each in such capacity under this section, the "INDEMNIFYING PARTY") agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the "INDEMNIFIED PARTIES") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Series B Preferred Stock, the Series D Preferred Stock, the Common Stock issuable upon conversion of the Series B Preferred Stock or the Series B Preferred Stock, or the Warrant Stock by the Indemnifying Party to the Indemnified Party (collectively, the "INDEMNIFIED LIABILITIES"). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                       (SIGNATURES ON THE FOLLOWING PAGE)

            [SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AND
                          WARRANT EXERCISE AGREEMENT]



                  IN WITNESS WHEREOF, this Series D Preferred Stock Purchase and Warrant Exercise Agreement has been duly executed by each of the undersigned.


                                  TANGIBLE ASSET GALLERIES, INC.


                                  By:    /S/ SILVANO DIGENOVA
                                      --------------------------------------
                                  Name:  Silvano DiGenova
                                  Title: Chief Executive Officer


                                  STANFORD VENTURE CAPITAL HOLDINGS, INC.


                                  By:    /S/ JAMES M. DAVIS
                                     ---------------------------------------
                                  Name:  James M. Davis
                                  Title: President


                                  "INSIDER"

                                  By: /S/ SILVANO DIGENOVA
                                      --------------------------------------
                                      Silvano DiGenova, an individual


                                  "WARRANT HOLDERS"


                                  /S/ SILVANO DIGENOVA
                                  ------------------------------------------
                                  Silvano DiGenova, an individual


                                  /S/ DANIEL T. BOGAR
                                  ------------------------------------------
                                  Daniel T. Bogar, an individual


                                  /S/  WILLIAM R. FUSSELMANN
                                  ------------------------------------------
                                  William R. Fusselmann, an individual

                                  /S/ OSVALDO PI
                                  ------------------------------------------
                                  Osvaldo Pi, an individual


                                  /S/ RONALD M. STEIN
                                  ------------------------------------------
                                  Ronald M. Stein, an individual

                                  EXHIBIT INDEX

EXHIBIT A                                    WARRANT HOLDERS

EXHIBIT B                                    SERIES D CERTIFICATE OF DESIGNATION

EXHIBIT C                                    REGISTRATION RIGHTS AGREEMENT

EXHIBIT D                                    INSIDER AGREEMENT

EXHIBIT E                                    STANFORD CONSULTING AGREEMENT

EXHIBIT F                                    FORM OF RUTAN LEGAL OPINION

EXHIBIT G                                    FORM OF KOLESAR LEGAL OPINION

EXHIBIT H                                    FORM OF CLOSING CERTIFICATE

                                      SCHEDULE INDEX

SCHEDULE          DESCRIPTION                                                  PAGE NUMBER
--------          -----------                                                  -----------
  3(a)            Organization
  3(b)            Capitalization
  3(g)            Financial Statements
  3(k)            Compliance With Legal Requirements
  3(l)            Absence of Certain Changes
  3(m)            Indebtedness to Officers, Directors and Shareholders
  3(n)            Relationships With Related Persons
  3(p)            Title to Properties; Liens and Encumbrances
  3(s)            Absence of Litigation
  3(t)            No Default
  3(u)            Taxes
  3(w)            Contracts; No Defaults
  3(y)            Insurance
  3(z)            Employees
  3(aa)           Employee Benefits
  3(cc)           Mergers, Acquisitions and Divestitures

                                  SCHEDULE 3(a)

                                  ORGANIZATION
                                  ------------


Tangible Asset Galleries, Inc. (Nevada)
Superior Galleries, Inc. (Nevada)
Tangible Collectibles, Inc. (Delaware) - Inactive*
Gehringer & Kellar, Inc. (Pennsylvania) - Inactive*
Vintageroadshow.com, Inc. - Inactive*

*Upon filing of these corporations final tax returns in March 2003, these corporations will be dissolved.

                                  SCHEDULE 3(b)

                                 CAPITALIZATION
                                 --------------

                          (Omits Nonconvertible Notes)

The Company's Board and shareholders have approved an increase in the authorized number of shares of common stock to 250,000,000 shares, but the Company has not yet filed a Certificate of Amendment of Articles of Incorporation with respect to this change.

Notwithstanding the last sentence of Section 3(b) of the Series D Preferred Stock Purchase and Warrant Exercise Agreement, the issuance of the Series D Preferred Stock will result in an adjustment (reduction) in the conversion price of the Company's outstanding Series B Convertible Preferred Stock.

List of common stock shareholders under "lock-up" agreements:

Lock-up Agreements Exhibit I (see April 2002 agreement)


          Shareholder                           Common Shares under Lock-up
-------------------------------------- -----------------------------------------
Steven Bayern                                             111,268
Patrick Kolenick                                          111,268
Richard Viola (1)                                       1,053,861
Shawn Bayern                                            1,351,104
Robert Escobio (1)                                        416,988
Silvano DiGenova                                       15,486,000

Lock-up Agreements Exhibit II (see April 2002 agreement)


          Shareholder                           Common Shares under Lock-up
-------------------------------------- -----------------------------------------
Andrew Denis                                            2,163,250
Toni Giovanetti                                         2,176,942
Richard Viola (1)                                       1,067,934
Aquila Airways                                            273,830
Robert Escobio (1)                                        422,556
KSH Investment Fund 1, LP                                 100,000


Lock-up Agreement Exhibit III


          Shareholder                           Common Shares under Lock-up
-------------------------------------- -----------------------------------------
CynDel & Co., Inc.                                      5,818,869


(1) Some of the same shares are under both lock-up agreements for these shareholders

On November 15, 2000, the Company entered into a $1,000,000 demand convertible note payable to National Recovery Limited Partnership ("NRLP"), a lender controlled by Carl J. Fusco ("Fusco"), a Director of the Company at the time of the transaction, bearing interest at 13.5% per annum, interest payable monthly, with profit sharing interest in the Company's wholly-owned subsidiary, Tangible Collectibles, Inc., secured by the inventory of that subsidiary and guaranteed by the Company and its chief executive officer and principal stockholder, convertible into common stock at $0.75 per share for the first $500,000 and $1.00 per share for the remaining $500,000. In June 2001 Fusco resigned, as a Director of the Company and NRLP no longer was a related party. On October 1, 2001, the Company amended the note to increase the maximum loan balance to $1,375,000. On January 22, 2003 the Company repaid the note in full.

On July 6, 2001, as part of the Superior business asset acquisition, Superior executed a revolving promissory note ("Credit Line") with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at the prime rate plus 4% and secured by the assignment of notes receivable from consignors of property to Superior. Superior received these consignor notes receivable as evidence of loans made by Superior where repayment of notes is made form the proceeds of the consignor's property consigned through Superior. The line was due on July 5, 2002. The Company and its chief executive officer and principal stockholder guaranteed the Credit Line. On July 10, 2002, the Company repaid the Credit Line in full.

On November 20, 2001, the Company entered into a repurchase agreement with Wes English (the "Buyer") providing for the sale of rare coins to the Buyer for aggregate purchase price of $1,176,000, and granting the Company a non-exclusive right to repurchase and re-sell the coins (in the event Buyer declares the coin available for sale) at the original sale price to the Buyer (an aggregate amount $1,176,000) at any time during the term of the agreement until the expiration date on May 20, 2002. The repurchase agreement also grants the Company the non-exclusive obligation to market the coins that are the subject of the repurchase agreement and if the Company exercises the right to repurchase, the Company must share with the Buyer 50% of the gross profit realized on the subsequent sale of each coin repurchased. In addition, the repurchase agreement provides for the obligation of the Company to repurchase, at the expiration date and at the option of the Buyer, any coin still outstanding under the repurchase agreement at a repurchase price of 106% of the original sale price to the Buyer. Since the Company has the obligation to market the coins that are the subject of the repurchase agreement, the sale of the coins to the buyer is not substantially complete until the coins are marketed, repurchased and sold to third parties. Accordingly, only those coins which the Company has re-marketed and sold to third parties are recorded and recognized as sales, and the aggregate value of the coins remaining under and subject to the repurchase agreement are classified as inventory until third party sales are completed. As of December 31, 2002, the Company had repurchased all the coins covered under the agreement.

On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with John Wesley English ("English") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bear interest at the prime lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder, and were due to repaid in 60 days. On August 8, 2002, the Company converted the two loans from English into a Line of Credit with English by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The

Line of Credit bears interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, is secured by substantially all the assets of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder. The Line of Credit provide for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of English. On September 16, 2002 the Line of Credit was amended to extend the due to October 15, 2002. In November 2002 English became deceased and the aforementioned Line of Credit became an asset of the Estate of John Wesley English ("English Estate"). As of the January 22, 2003, the balance of the Line of Credit was $2,500,000 plus accrued interest and no contact has been made by the representatives of the English Estate with regard to the disposition of the Line of Credit.

List of former HotelInterative, Inc. shareholders now holding shares and warrants, each warrant is identical with terms as described on the schedule above all subject to registration statement requirements:

HOLDER                                                                  SHARES             WARRANTS
---------------------------------------------------------------- -------------------- ------------------
SCOTT S. ACKERMAN                                                        6,766                 508
FRANK J. ANILE                                                           8,054                 605
JOSEPH S. ANILE II                                                     153,023              11,484
AQUILA AIRWAYS INC.                                                    273,830              20,550
SHAWN BAYERN                                                         1,369,146             102,749
STEVEN J. BAYERN                                                       112,754               8,462
CYNDEL & CO INC.                                                     5,818,869             436,680
ANDREW  M. DENIS                                                     2,163,250             162,343
ROBERT DENIS                                                            68,458               5,138
ROBERT ESCOBIO                                                         422,556              31,711
TONI  GIOVANETTI                                                     2,176,942             163,370
THEODORE KAPLAN & SELMA KAPLAN ITTEN                                    68,458               5,138
RICHARD & DIANE'S VIOLA JTTEN                                        1,067,934              80,144
PATRICK M. KOLENIK                                                     112,754               8,462
KSH INVESTMENT GROUP, INC                                              740,950              55,605
BRENDA MANLEY                                                          136,915              10,275
JOSEPH NEMETH                                                          136,915              10,275
SAMUEL B. RICHMAN                                                        6,766                 508
UNITED GROWTH FUND, INC.                                               136,915              10,275
STEPHEN M. WAGNER                                                        6,766                 508
KATHLEEN WICKMAN                                                       136,915              10,275
WIN CAPITAL  CORP.                                                      68,458               5,138
ALFRED E. ABIOUNESS                                                     80,538               6,045
JOSEPH P. ABOOD                                                         20,135               1,512
IRA ABRAMS & BRENDA AABRAMS JTTEN                                       12,081                 907
KATAYOUN ANASTASI & EDWARD A. ANASTIOS                                  40,269               3,023
RONALD A. BALIKN                                                        80,538               6,045
BARNETT FAMILY LTD PARTNERSHIP II                                       20,135               1,512
WILLIAM C. BATHOLOMAY                                                   80,538               6,045
LINDA BASSIN                                                            20,135               1,512
CHRISTOPHER R. BERG                                                     20,135               1,512
VALERY BERGER                                                           20,135               1,512
GERALD K. BERGH                                                         32,216               2,418
BILL D. BERKLEY & CLAUDIA J. BERKLEY, JJTTN                              8,054                 605
BILL D. BERKLEY GST TRUST UA                                             8,054                 605
  06/02/92 & BILL D. BERKLEY TTEE
BERKELY INVESTMENTS INC.                                                16,108               1,209
MARY A BERKELY GST TRUST US BILL D. BERKLEY TTEE                         8,054                 605
PAUL D. BERKLEY TRUST 2 UA 10/26/99 PAUL D. BERKELY TTEE                 8,054                 605
BRITO & BRITO ACCOUNTING INC.                                          120,807               9,067
SEAN L. HACHILL                                                         20,135               1,512


                                      -4-

HOLDER                                                                  SHARES             WARRANTS
---------------------------------------------------------------- -------------------- ------------------
CARCAP CO. LLC                                                          32,216               2,418
JORGE CASADO                                                            20,135               1,512
MIGUEL CHIBRAS                                                          80,538               6,045
M. ROBERT CHING & PHYLLIS J. CHING LIVING TRUST UA 06-15/95             80,538               6,045
JAMES S. COBB & CAREN A. COBB JTTEN                                     80,538               6,045
EDMUND T. CRANCH                                                        20,135               1,512
SCOTT CROWTHER                                                          40,269               3,023
LAUREN A. DAMAN                                                         20,135               1,512
DIANA DE LA VEGA                                                        40,269               3,023
HARVEY DECKERT TRUST UA 05/05/95                                        20,135               1,512
  HARVEY DECKERT TTEE
DENNIS A. DESMOND                                                       20,135               1,512
CARLOS DIAZ-PADRON & EMILIA DIAZ- PADRON TEN ENT                        20,135               1,512
PAULETTE FEDER                                                          10,068                 756
JACK FEINBLATTT & DALE FEINBLATT JTTEN                                  16,108               1,209
LLOYD FIELDS                                                            20,135               1,512
JAMES FRIEDMAN (IRA) BEAR STERNS SEC CORPO CUST                         20,135               1,512
EGON FROMM                                                              20,135               1,512
STANLEY L. GOLDBERG RECOCABLE TRUST UA 12/17/93 STANLEY L.              80,538               6,045
  GOLDBERT TTEE
SHELEY M. GOLDSTEIN                                                     10,068                 756
STEVEN R. GOLDTEIN                                                      20,135               1,512
WILFREDO GONZALEZ & ADALIA GONZALEZ JTTEN                               16,108               1,209
SEAN J. GREENE                                                          20,135               1,512
 DAVID HARARI                                                           20,135               1,512
HAROLD S. HEFTER                                                        12,081                 907
JOSEPH HENRY & CELESTE M. HENRY TEN COMM.                                8,054                 605
AUGUSTIN HERRAN & ROSIEL HERRAN JTTEN                                   40,269               3,023
HOTEL INVESTMENT INC.                                                  184,432              13,841
ELIAS EDUARDO JABECH & SANDRA MARIA JABECH JTTEN                        40,269               3,023
JAMES W. JOHNSON                                                        40,269               3,023
HENRY M. KLOTZ                                                          20,135               1,512
JEFFERYL. KOHN                                                          20,135               1,512
KOHN FAMILY REVOCABLE TRUST UA 02/06/97 STEVEN A. KOHN TTEE             32,216               2,418
LYUDMILA KORETS                                                         20,135               1,512
DIANA KRAMER                                                            40,269               3,023
MORRIS M. MACY                                                          20,135               1,512
IRWIN W. MESSER                                                         20,135               1,512
CARLOS NEGRON                                                           20,135               1,512
JULES M. NESS                                                           20,135               1,512
ORBE ENTERPRISES C/O HUMBERTIO HERNANDEZ                                80,538               6,045
SIMON PELMAN                                                            20,135               1,512
JORGE A. PERERA & LISA PEREIRA TEN COM                                  16,108               1,209
JONATHAN E.PLATE TRUST UA 01/23/97 JONATHAN E.PLATE  TTEE               20,135               1,512
VINCENTE I. PUMADA & MRIAM D. PUMARADA JTTEN                             4,027                 303
SOLEINAN RABANIPOUR                                                     40,268               3,023
SHELDON RABIN (IRA) BEAR STEARNS SEC SORP CUST                          20,135               1,512
DEBRA RABINOWITZ                                                        10,068                 756
EDWIN W. & CHERYL S. RICHARDSON TEN COM                                 40,269               3,023
MIKE RIDGWAY                                                            12,081                 907
DONALD G. ROSS JR. (IRA) BEAR STEARNS SEC CORP CUST                     20,135               1,512
STEVEN RUBEL                                                            40,269               3,023
LINDA RUBIN                                                             40,269               3,023
SHEILA SANDMAN                                                          20,135               1,512
PATRICAIA SAN PEDRO                                                     40,269               3,023
JUDY SHAPIRO                                                            80,538               6,045
TRUDE C. TAYLOR                                                         80,538               6,045
HUMBERTO UZCATEGUI                                                       8,054                 605
PATRICK F. VETERRE & LINDA A. VETEREJTTEN                               20,135               1,512
HARRY VIDGER                                                            10,068                 756
DOUGLAS L. WEED                                                         20,135               1,512
GERG WERLINICH                                                          64,431               4,836
XANADU ASSOCIATES LLC                                                   40,269               3,023


                                      -5-

HOLDER                                                                  SHARES             WARRANTS
---------------------------------------------------------------- -------------------- ------------------
ZERO NET INC                                                           805,380              60,441
ALKIS P. ZINGAS TRUST US 12/02/81                                       40,269               3,023
FRANCIS ANDERSON                                                         1,788                 135
DARIN BARKER                                                             2,586                 195
ALAN BEINHACKER                                                            290                  22
MORRIS BETESH                                                              725                  55
CHRISTOPHER BROTHERS                                                     2,586                 195
PAUL BROTHERS                                                            1,933                 146
PAUL DORFMAN                                                               145                  11
MICHAEL FENTON                                                           1,445                 109
FRANCIS KEHOE                                                           20,818               2,313
HELEN KOHN                                                                 145                  11
LEWIS MASON                                                              1,445                 109
NANCY MURDOCCO                                                           1,445                 109
KAREN ANN ORLANDO GABRIEL PLAUT                                            580                  44
MARY ELLEN SPEDALE                                                         910                  69
RONIT SUCOFF                                                            30,818               2,313
WIN CAPITAL CORP.                                                        4,929                 370
CAPITAL INVESTMENTS SERCIES, INC.                                           95                   8
KATHY ROCKLEN                                                              806                  61
----------------------------------------------------------------- ------------------- ------------------
TOTAL                                                               18,755,345           1,407,587


The Series B Preferred Shareholders are entitled to additional warrants in connection with the Company's failure to register their securities, and the Series C Preferred Shareholder is entitled to additional warrants as a result of the Company's failure to pay dividends on such securities.

REGISTRATION RIGHTS: The Company is obligated to register securities under (1) an Agreement dated April 3, 2002 with the holders of Series B $1.00 Convertible Preferred Stock and Series C Convertible Preferred Stock; (2) an Agreement and Plan of Merger dated June 25, 2001, relating to the Hotel Interactive transaction; and (3) its private placement of securities conducted from July to October 2001.

SHAREHOLDER (VOTING) AGREEMENTS: Shareholder Agreement dated April 3, 2002 among the Company, Stanford Venture Capital Holdings, Inc. and Silvano DiGenova.

REDEMPTION OBLIGATIONS. The Company is required to redeem its Series A Convertible Preferred Stock, at the option of the holder thereof after March 21, 2004, pursuant to the Certificate of Designation for such securities.

                                  SCHEDULE 3(g)

                              FINANCIAL STATEMENTS
                              --------------------

Other than the changes in accounting policy as required under changes in generally accepted accounting principles since December 31, 1998, and the addition of assets or operations that required the application or adoption of accounting policy that was not required or necessary prior to the addition of assets or operations, there have been no changes in accounting policy, principles, methods or practices including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company or any of its subsidiaries since December 31, 1998.

                                  SCHEDULE 3(k)

                       COMPLIANCE WITH LEGAL REQUIREMENTS
                       ----------------------------------


The Company is required under its bylaws to hold annual shareholders meetings in the fifth month following the end of the Company's fiscal year. The Company has not held its annual shareholders meetings for the fiscal years ended December 31, 2000, June 30, 2001 and June 30, 2002.

The Company is required under its bylaws to furnish annual reports to the shareholders not later than 120 days after the end of each fiscal period. Other than filing with the Form 10-KSB with the Securities and Exchange Commission for the fiscal years ended December 31, 2000 and June 30, 2001, the Company has not sent an annual report to the shareholders for the fiscal years ended December 31, 2000, June 30, 2001, and June 30, 2002.

The Company is required to file Forms 10-KSB and 10-QSB within 90 days and 45 days respectively subsequent to close of fiscal periods with the Securities and Exchange Commission. The Company has not filed Form 10-KSB for the fiscal year ended June 30, 2002 and Form 10-QSB for the quarter ended September 30, 2002.

The Company is required to file a registration statement for securities issued under the Agreement and Plan of Merger by and between Tangible Asset Galleries, Inc., Tangible Asset Galleries Acquisition Corp, and HotelInteractive, Inc. dated June 25, 2001 within six months of the effective date of the transaction. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities issued under the Private Placement Memorandum dated July 6, 2001 and terminated October 31, 2001, within sixty days of the termination date of the offering. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities under Securities and Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002 within 180 days of the first closing date of the transaction. The Company has not filed such registration statement.

                                  SCHEDULE 3(l)

                           ABSENCE OF CERTAIN CHANGES
                           --------------------------


On February 19, 2002, the Company reported on Form 8-K for the date of February 7, 2002, the sale of all of the outstanding chares of HotelInteractive, Inc. a wholly-owned subsidiary of the Company to HCR Holdings, Inc.

On February 28, 2002, the Company reported on Form 8-K for the date of February 22, 2002, the divesture of the assets and assignment of the liabilities of Gehringer & Kellar, Inc, to the management of Gehringer & Kellar, Inc.

On April 28, 2002, the Company reported on Form 8-K for the date of April 10, 2002, the change in control of the Company as result of the sale of Series B and Series C Convertible Preferred Shares to Stanford Venture Capital Holdings, Inc, and Silvano DiGenova, the Company's chief executive officer and principal stockholder.

On May 31, 2002, the Company reported on Form 14-C a Definitive Information Statement relative to the increase in the Company's authorized number of Common Shares and to reduce the number of Board of Directors subject to shareholder approval and estimate to be effective on or about June 23, 2002.

The Company incurred losses during the periods following December 31, 2002. The loss for the full fiscal year ended June 30, 2002 was approximately $4.9 million, and the loss for the six (6) month period ended December 31, 2002 was between $1.0 million and $1.5 million. The Company will have a "going concern" qualification in its audit opinion for the year ended June 30, 2002.

                                  SCHEDULE 3(m)

              INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS
              ----------------------------------------------------


On December 31, 2000, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 9.5% per annum for three months and 12.5% per annum to maturity with interest payable monthly in arrears. The note was issued in full satisfaction of a note of the same amount maturing on January 1, 2001 with interest at 10% per annum. The note was to mature on December 31, 2004, at which time all outstanding principal and interest is due. On April 10, 2002, the promissory note balance of $700,000 was converted into 7,000 Series C Convertible Redeemable Preferred ("Series C") Shares with a dividend of 9% payable quarterly. The Series C shares are convertible into common shares at the rate of $0.22 per common share and are redeemable for cash on December 31, 2004. As of January 22, 2003, the Company has accrued, but not paid $47,250 of dividends due to Mr. DiGenova.

On December 31, 2000, the Company executed a $1,400,000 promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 9.5% per annum for three months and 12.5% per annum to maturity with interest payable monthly in arrears. The note was convertible into common shares of the Company at $0.22 per share, as specified in the agreement. The note was issued in full satisfaction of a note of the same amount maturing on March 31, 2004 that was convertible at $1.00 per share with interest at 9% per annum, but in default at December 31, 2000. The note in the amount of $1,400,000 was set to mature on June 30, 2002. On April 10, 2002 the note was converted into 400,000 Series B Convertible Preferred ("Series B") Shares along with warrants to purchase 4,000,000 common shares of the Company, and, a secured subordinate note ("secured note") in the amount of $1,000,000 bearing interest at the rate of 9% per annum. The secured note is repayable in quarterly installments of $150,000 of principal plus accrued interest. As of January 22, 2003 no principal reductions have been made and the balance of the secured note is $1,000,000 plus accrued interest.

On December 10, 2002, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 12.0% per annum and payable on demand. The proceeds of the note were used to pay-off the line of credit with First Bank & Trust. As of January 22, 2003 no principal reductions have been made and the balance of the note is $289,969.77 plus accrued interest.

On December 13, 2002, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 12.0% per annum and payable on demand. The proceeds of the note were used for working capital. As of January 22, 2003 no principal reductions have been made and the balance of the note is $70,000 plus accrued interest.

As reported on Schedule 3 (z), the Company has accrued vacation days payable to Silvano DiGenova, Steven Deeds, Nadyne Lorenz, Ray Remmer and Ron Remmer.

There are amounts that are not material or substantial that may be due to Silvano DiGenova, Steven Deeds and Paul Biberkraut as reimbursements for any expenses of the Company incurred by these officers on behalf of the Company.

                                  SCHEDULE 3(n)

                        RELATIONSHIP WITH RELATED PERSONS
                        ---------------------------------


Silvano DiGenova has a first priority security interest in the inventory and accounts receivable of the Company as described in the UCC-1 filing dated January 10, 2002.

On August 3, 1999, the Company entered into an agreement with Rick Wesselink that provides for Wesselink to render services to the Company upon request. Compensation for such services is commission on sales of specific coins for which services were rendered equal to 50% of the difference between the net sales price to a third party and the Company invoice price as approved by Silvano DiGenova.

On August 6, 2000, Tangible Collectibles, Inc. ("TCI"), a wholly-owned subsidiary of the Company entered into a consulting agreement ("agreement") with RLH Enterprises, Inc. ("RLH") to render services relating to all activities associated with the purchase, marketing and sale of rare coins on behalf of the Company on an exclusive basis. The agreement provided for a compensation based on the greater of a guaranteed fee of $285,000 per year or 37.5% of TCI's income before taxes. In October 2001, after a review of TCI's performance under the agreement and a related financing agreement, TCI and RLH mutually agreed to terminate the agreement. Prior to the execution of the agreement, Robert L. Hughes, the principal owner of RLH was employed by Superior Galleries, Inc. ("Superior"), at the time a Competing Business. Subsequent to termination of the agreement, to the knowledge of the Company, Hughes is employed by Spectrum Numismatics, Inc. a Competing Business.

On November 15, 2000, the Company entered into a $1,000,000 demand convertible note payable to National Recovery Limited Partnership ("NRLP"), a lender controlled by Carl J. Fusco ("Fusco"), a Director of the Company from November 27, 2000 to June 25, 2001, bearing interest at 13.5% per annum, interest payable monthly, with profit sharing interest in the Company's wholly-owned subsidiary, Tangible Collectibles, Inc., secured by the inventory of that subsidiary and guaranteed by the Company and its chief executive officer and principal stockholder, convertible into common stock at $0.75 per share for the first $500,000 and $1.00 per share for the remaining $500,000. On October 1, 2001, the Company amended the note to increase the maximum loan balance to $1,375,000. On January 22, 2003 the Company repaid the note in full. Prior to the date of the above referenced note and during the period when Fusco was Company Director, the Company entered into and concluded several joint ventures and profit sharing agreements with Fusco or NRLP. Other than the referenced note, its related terms, and the shares of Common Stock owned by NRLP or Fusco, to the knowledge of the Company, Fusco and NRLP have had no agreements of any kind that carry a financial interest in the properties of the Company or claims or rights with or against the Company and its subsidiaries or a financial or profit interest in any Competing Business.

In November 2001, the Company negotiated an agreement with the management of Gehringer & Kellar, Inc. ("G&K") to divest the assets and assign the liabilities of Gehringer & Kellar, Inc. dba Keystone Coin & Stamp Exchange ("Keystone') that was approved by the Company's Board of Directors subject to a final accounting. The operations of Keystone were transferred to G&K on November 28, 2001 based on the negotiation and while the accounting and written agreement were being finalized. On February 22, 2002, a final accounting was agreed upon between the Company and G&K and the transaction was substantially completed. As part of the agreement the Company issued 325,000 shares of the Company's common stock to G&K as a fee for assuming the liabilities. The value of the common shares was $16,250 and G&K agreed to pay the Company $135,086 for the net assets of Keystone. Steven Gehringer, a G&K management member, was a member of the Company's Board of Directors from November 20, 2000 to June 25, 2001. G&K were the owners of substantially all the outstanding shares of Keystone until the Company purchased all of the shares on December 30, 1999. Prior to the purchase by the Company of such shares, G&K operated a Competing Business. Since the transfer of Keystone assets on November 28, 2001, G&K are operating a Competing Business

Pursuant to the employment agreement of Silvano DiGenova ("DiGenova") dated April 30, 2001, DiGenova is eligible to receive a bonus equal to a percentage of his base salary upon the Company achieving specified net income goals as defined in the agreement. The agreement also provides for bonuses based on the achievement of certain market capitalization goals and allows DiGenova to engage in business related activity of personal nature in managing his tangible and financial assets including the buying and selling of such assets, it being understood that any activity wholesale in nature or buying and selling such assets through dealers, brokers or auctioneers is deemed not to be competitive with the activities of the Company.

Pursuant to the employment agreement of Michael R. Haynes ("Haynes") dated September 6, 2000, Haynes is eligible to receive a bonus equal to a percentage of his base salary upon the Company achieving specified net income goals as defined in the agreement. The agreement also provides for bonuses based on the achievement of certain market capitalization goals. Haynes employment with company was terminated on June 3, 2002. Prior to the employment with the Company, Haynes was the President of a Competing Business. In January 2003, Haynes became the President of Collectors Universe, Inc, a Competing Business.

On July 9, 2001, Superior engaged Steven Deeds ("Deeds") in employment as its President. Pursuant to that employment, as modified to date, Deeds received 0.5% of the aggregate hammer price of all coins sold through Superior. Prior to employment with the Company, Deeds was a director of coin auctions for a Competing Business.

                                  SCHEDULE 3(p)

                   TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES
                   -------------------------------------------


On August 30, 1999, the Company obtained a line of credit agreement with a bank that bore interest at the bank's prime rate plus 1.5%, secured by substantially all the assets of the Company and guaranteed by the chief executive officer and principal stockholders. On February 11, 2002 the bank released the lien on the inventory of uncertified coins and art. On December 10, 2002 the line of credit with the bank was paid off in full with proceeds of a loan from the Company's chief executive officer and principal stockholder.

The Company signed a long-term loan agreement with a finance company dated October 17, 2000 secured by a delivery van and payable in 60 monthly installments of $456.54 principal and interest at rate of 5.9% per annum. The outstanding balance as of January 22, 2003 is $13,875.89 plus accrued interest

On November 15, 2000, the Company entered into a $1,000,000 demand convertible note payable to National Recovery Limited Partnership ("NRLP"), bearing interest at 13.5% per annum, interest payable monthly, with profit sharing interest in the Company's wholly-owned subsidiary, Tangible Collectibles, Inc., secured by the inventory of that subsidiary and guaranteed by the Company and its chief executive officer and principal stockholder, convertible into common stock at $0.75 per share for the first $500,000 and $1.00 per share for the remaining $500,000. On October 1, 2001, the Company amended the note to increase the maximum loan balance to $1,375,000. On January 22, 2003 the Company repaid the note in full.

On December 31, 2000, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 9.5% per annum for three months and 12.5% per annum to maturity with interest payable monthly in arrears. The note was convertible into common shares of the Company at $0.22 per share, as specified in the agreement and was secured by the Company's inventory and accounts receivable. The note was issued in full satisfaction of a note of the same amount maturing on March 31, 2004 that was convertible at $1.00 per share with interest at 9% per annum, but in default at December 31, 2000. The note in the amount of $1,400,000 was sent to mature on June 30, 2002. On April 10, 2002 the note was converted into 400,000 Series B Convertible Preferred ("Series B") Shares along with warrants to purchase 4,000,000 common shares of the Company, and, a secured subordinate note ("secured note") in the amount of $1,000,000 bearing interest at the rate of 9% per annum. The secured note is collateralized by the Company's inventory and accounts receivable. The secured note is repayable in quarterly installments of $150,000 of principal plus accrued interest. As of January 22, 2003 no principal reductions have been made and the balance of the secured note is $1,000,000 plus accrued interest.

On July 6, 2001, the Company completed the acquisition of the assets placed in the Company's wholly-owned subsidiary, Superior Galleries, Inc. ("Superior"), whereby Superior issued a non-interest bearing promissory note payable to the seller for $701,000 secured by all the assets of Superior and guaranteed by the Company and its chief executive officer and principal stockholder. The note provided for periodic payments up to January 10, 2002. In January 2002 the

Company defaulted on the note, but continued to make periodic payments of principal and interest through September 2002. On October 30, 2002, the Company renegotiated the note by making a lump-sum payment and agreeing to pay the remaining balance of $181,214.35 by making 10 monthly payments of $19,132.99 of principal and interest commencing December 1, 2002. The renegotiated note bears interest at the rate of 12% per annum. As of January 22, 2003 the note balance was $147,863.44 plus accrued interest.

On July 6, 2001, as part of the Superior business asset acquisition, Superior executed a revolving promissory note ("Credit Line") with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at the prime rate plus 4% and secured by the assignment of notes receivable from consignors of property to Superior. Superior received these consignor notes receivable as evidence of loans made by Superior where repayment of notes is made form the proceeds of the consignor's property consigned through Superior. The line was due on July 5, 2002. The Company and its chief executive officer and principal stockholder guaranteed the Credit Line. On July 10, 2002, the Company repaid the Credit Line in full.

On October 31, 2001, the Company closed a private placement of Series A $5.00 Redeemable 8% Convertible Preferred Stock ("Series A Shares") with sales of 125,000 Series A Shares with total offering proceeds of $625,000. The Series A Shares carry a $0.40 annual dividend per share payable quarterly in cash or the Company's Common Stock at the Company's election, is convertible into 11 shares of the Company's Common Stock and provides for a cash redemption or conversion into the Company's Common Stock based on elections by the stockholders or the Company subject to certain contingencies. The Series A Shares are redeemable after march 31, 2004 for cash, at the option of the holder, in the amount of $5.50 per share, with such amount for each holder payable in ten equal quarterly installments, the first payment being due the quarter immediately following the redemption date. The certificate of designation of the Series A Shares provides that the Company shall not allow any liens on its inventory, unless subordinated to the interests of the Series A Shares, with such preference on the inventory equal to the inventory value, as determined in accordance with GAAP, of 150% of the stated par value of the aggregate of the outstanding Series A Shares, except for the inventory of the Company that is on consignment to be sold by third parties or was otherwise purchased pursuant to a security interest.

On November 20, 2001, the Company entered into a repurchase agreement with an individual (the "Buyer") providing for the sale of rare coins to the Buyer for aggregate purchase price of $1,176,000, and granting the Company a non-exclusive right to repurchase and re-sell the coins (in the Buyer declares the coin available for sale) at the original sale price to the Buyer (an aggregate amount $1,176,000) at any time during the term of the agreement until the expiration date on May 20, 2002. The repurchase agreement also grants the Company the non-exclusive obligation to market the coins that are the subject of the repurchase agreement and if the Company exercises the right to repurchase, the Company must share with the Buyer 50% of the gross profit realized on the subsequent sale of each coin repurchased. In addition, the repurchase agreement provides for the obligation of the Company to repurchase, at the expiration date and at the option of the Buyer, any coin still outstanding under the repurchase agreement at a repurchase price of 106% of the original sale price to the Buyer. Since the Company has the obligation to market the coins that are the subject of the repurchase agreement, the sale of the coins to the buyer is not substantially complete until the coins are marketed, repurchased and sold to third parties. Accordingly, only those coins which the Company has re-marketed and sold to third parties are recorded and recognized as sales, and the aggregate value of the coins remaining under and subject to the repurchase agreement are classified as inventory until third party sales are completed. As of December 31, 2002, the Company had repurchased all the coins covered under the agreement.

On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with John Wesley English ("English") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bear interest at the prime-lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder, and were due to repaid in 60 days. On August 8, 2002, the Company converted the two loans from English into a Line of Credit with English by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bears interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, is secured by substantially all the assets of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder. The Line of Credit provide for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of English. On September 16, 2002 the Line of Credit was amended to extend the due to October 15, 2002. In November 2002 English became deceased and the aforementioned Line of Credit became an asset of the Estate of John Wesley English ("English Estate"). As of the January 22, 2003, the balance of the Line of Credit was $2,500,000 plus accrued interest and no contact has been made by the representatives of the English Estate with regard to the disposition of the Line of Credit.

On October 9, 2002, the Company's subsidiary Superior Galleries, Inc. ("Superior") executed a promissory note with a third party rare coin dealer in the amount of $1,011,975 for the purchase of rare coin inventory from an unrelated third party. The note bears interest of $75,000 through January 20, 2003 and thereafter bears interest at the rate of 2.5% per month. The loan is secured by the rare coin inventory purchases with the proceeds of the note. All proceeds from the sales of the rare coins securing the note will be applied against the loan principal and interest. As of January 22, 2003 the balance of loan is $786,975 plus accrued interest.

On November 1, 2002, the Company's subsidiary Superior Galleries, Inc. ("Superior") executed a promissory note with a third party rare coin dealer in the amount of $179,350 to pay down the promissory note related to the Superior acquisition of July 2001. The note bears interest of $7,500 through January 31, 2003 and thereafter bears interest at the rate of 1.50% per month. The loan is secured by specific rare coin inventory. All proceeds from the sales of the rare coins securing the note will be applied against the loan principal and interest. As of January 22, 2003 the balance of loan is $179,350 plus accrued interest.

The Company utilizes leased assets not owned by the Company and such assets are subject to the limitations as provided in each specific lease agreement.

KSH Strategic Investment Fund I, LP, secured promissory note dated July 3, 2001, in the original principal amount of $275,000, bearing interest at the rate of 10% per annum, payable at the earlier of the receipt of the proceeds of a private placement memorandum or July 3, 2002. In August 2002, KSH and Company agreed to extend the payment terms of the secured promissory note on a month to month basis. The balance of the promissory at January 22, 2002 was $31,250 plus accrued interest.

                                  SCHEDULE 3(s)

                              ABSENCE OF LITIGATION
                              ---------------------

The Company has been named as the defendant in a lawsuit initiated by plaintiffs Steve Bayern and CynDel & Co., Inc. dated November 11, 2001 in the Supreme Court of the State of New York, County of New York, that alleges breach of contract in the approximate amount of $450,000, representing the aggregate of monthly fees to be paid for the approximately three years. On February 28, 2002, the parties executed a letter to "stand still" on the lawsuit and nay counterclaims until April 15, 2002, at which time, the parties will assess the progress on the contemplated preferred stock financing. On April 3, 2002, the Company entered into a settlement and release agreement to settle all claims of all parties to the lawsuit.

                                  SCHEDULE 3(t)

                                   NO DEFAULT
                                   ----------


On June 15, 2001, the Company entered into and advisory agreement with Steven Bayern ("Bayern"), a shareholder of 5% or more of the Company's Common Stock, pursuant to which Bayern is to provide advice to the Company with respect to corporate governance matters and corporate strategy. The Company did not pay Bayern in accordance with the terms of the agreement claiming a number of defenses including fraud, failure of consideration, failure to mitigate damages and other defenses. Bayern filed suit in New York alleging breach of contract. On April 3, 2002, the Company entered into a settlement and release agreement with Bayern to settle all claims of all parties to the suit.

On June 15, 2001, the Company entered into a three-year consulting agreement with CynDel & Co., Inc. ("CynDel") expiring in June 2004 to provide financial advice and other financial consulting services at the rate of $120,000 per year. Steven Bayern and Patrick Kolenick both of who are shareholders of more than 5% of the Company's Common Stock own CynDel. The Company had not paid CynDel in accordance with the terms of the agreement claiming a number of defenses including fraud, failure of consideration, failure to mitigate damages and other defenses. CynDel filed suite in New York alleging breach of contract. On April 3, 2002, the Company entered into a settlement and release agreement with CynDel to settle all claims of all parties to the suit.

On July 6, 2001, the Company completed the acquisition of the assets placed in the Company's wholly-owned subsidiary, Superior Galleries, Inc. ("Superior"), whereby Superior issued a non-interest bearing promissory note payable to the seller for $701,000 secured by all the assets of Superior and guaranteed by the Company and its chief executive officer and principal stockholder. The note provided for periodic payments up to January 10, 2002. The Company had a dispute with the seller regarding the covenants of the seller, the Company suspended payments in accordance with the terms of the note and negotiated temporary payments by mutual consent of the parties. The dispute was resolved with the Seller and both parties agreed to revised payment schedule of principal and interest. As of January 22, 2003 the balance of the note was $147,863.44 plus accrued interest

On July 6, 2001, as part of the Superior business asset acquisition, Superior executed a revolving promissory note ("Credit Line") with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at the prime rate plus 4% and secured by the assignment of notes receivable from consignors of property to Superior. The Credit Line contained a default provision such that any default in the promissory note related to the asset acquisition as described above is also a default under the Line of Credit. On July 10, 2002, the Company repaid the Credit Line in full.

On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with John Wesley English ("English") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bear interest at the prime-lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder, and were due to repaid in 60 days. On August 8, 2002, the

Company converted the two loans from English into a Line of Credit with English by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bears interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, is secured by substantially all the assets of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder. The Line of Credit provide for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of English. On September 16, 2002 the Line of Credit was amended to extend the due to October 15, 2002. In November 2002 English became deceased and the aforementioned Line of Credit became an asset of the Estate of John Wesley English ("English Estate"). As of the January 22, 2003, the balance of the Line of Credit was $2,500,000 plus accrued interest and no contact has been made by the representatives of the English Estate with regard to the disposition of the Line of Credit. This Line of Credit is in technical default.

The Company is required under its bylaws to hold annual shareholders meetings in the fifth month following the end of the Company's fiscal year. The Company has not held its annual shareholders meetings for the fiscal years ended December 31, 2000, June 30, 2001 and June 30, 2002.

The Company is required under its bylaws to furnish annual reports to the shareholders not late than 120 days after the end of each fiscal period. Other than filing with the Form 10-KSB with the Securities and Exchange Commission for the fiscal years ended December 31, 2000 and June 30, 2001, the Company has not sent an annual report to the shareholders for the fiscal years ended December 31, 2000, June 30, 2001, and June 30, 2002.

The Company is required to file Forms 10-KSB and 10-QSB within 90 days and 45 days respectively subsequent to close of fiscal periods with the Securities and Exchange Commission. The Company has not filed Form 10-KSB for the fiscal year ended June 30, 2002 and Form 10-QSB for the quarter ended September 30, 2002.

The Company is required to file a registration statement for securities issued under the Agreement and Plan of Merger by and between Tangible Asset Galleries, Inc., Tangible Asset Galleries Acquisition Corp, and HotelInteractive, Inc. dated June 25, 2001 within six months of the effective date of the transaction. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities issued under the Private Placement Memorandum dated July 6, 2001 and terminated October 31, 2001, within sixty days of the termination date of the offering. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities under Securities and Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002 within 180 days of the first closing date of the transaction. The Company has not filed such registration statement.

                                  SCHEDULE 3(u)

                                      TAXES
                                      -----

None. The Company's filing deadlines for tax returns for the fiscal year ended June 30, 2002 have been extended to March 31, 2003.

                                  SCHEDULE 3(w)

                             CONTRACTS; NO DEFAULTS
                             ----------------------

1.   ACC Financial Services, Inc. dated September 15, 2000
2.   Wertzberger Lynn Group, dated August 26, 2000
3.   Lo Money, Inc., dated September 11, 2000
4.   Repurchase Agreement with Wes English, dated November 20, 2001
5.   Asset Purchase and Assumption of Liabilities Agreement, dated November
     28,2001
6.   Advisory Agreement with Robert Escobio, Dated June 25, 2001
7.   Financial Advisory Agreement with CynDel & Co., Inc., dated June 9, 2001
8.   Financial Advisory Agreement with Steven Bayern, dated June 9, 2001
9.   Advertising Space Agreement with Art & Antiques, dated July 30, 2001
10.  Lease Agreement Ford Credit dated September 22, 2000
11.  Lease Agreement Mercedes- Benz Credit, dated August 31, 2001
12.  Lease Agreement Ford Credit, dated January 31, 2002
13. Real Estate Lease Agreement with LJR Lido Partners LP, dated September 20, 1999
14.  Assignment of Real Estate Lease with 9478 Corporation dated July 6, 2001
15. Real Estate Sublease Agreement with A-Mark Auction Galleries, Inc. dated July 6, 2001
16. Asset Purchase Agreement with A-Mark Auction Galleries, Inc., dated July 6, 2001
17.  Agreement and Plan of merger with HotelInteractive , Inc. dated April 9,
     2001
18. Collateral Agreement with International Fidelity Insurance Company, dated February 21, 2002
19. Auction Agreement with the American Numismatic Association, as amended, dated January 25, 2002
20.  Secured Promissory Note from HCR Holdings Corporation, dated February 7,
     2002
21.  Secured Promissory Note from HotelInteractive, Inc., dated February 7, 2002
22.  Share Purchase Agreement with HCR Holdings Corporation, dated February 7,
     2002
23.  Employment Agreement with Silvano DiGenova, dated April 30, 2001
24.  Employment Agreement with Michael Haynes, dated September 6, 2000
25.  Consulting Agreement with U.S. Gold Exchange, dated August 3, 1999
26. Commercial Loan and Security Agreement with National Recovery Limited Partnership, dated November 15, 2000
27. Guaranty for Tangible Collectibles, Inc. in favor of National recovery Limited Partnership, dated November 15, 2000
28. Guaranty for Superior Galleries, Inc. in favor of A-Mark Auciton Gallleries, Inc., dated July 6, 2001
29. General Indemnity Agreement with International Fidelity Insurance Company, dated February 12, 2002
30. Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002
31. Temporary Working Capital Loan Agreement with John Wesley English, dated July 9, 2002
32. Secured Loan and Security Agreement with John Wesley English, dated July 9, 2002
33. Temporary Working Capital Loan Agreement with John Wesley English, dated July 26, 2002
34. Secured Loan and Security Agreement with John Wesley English, dated July 26, 2002

35. Secured Revolving Line of Credit Agreement with John Wesley English, dated August 8, 2002
36.  Secured Promissory Note with Kevin Lipton Rare Coins, dated October 8, 2002
37.  Secured Promissory Note with Kevin Lipton Rare Coins, dated November 1,
     2002
38.  Promissory Note with Keystone Rare Coins, LLC, dated December 9, 2002
39.  Promissory Note with Silvano A. DiGenova, dated December 10, 2002
40.  Promissory Note with Silvano A. DiGenova, dated December 13, 2002
41. Bridge Loan Agreement and Bridge Note with Stanford Venture Capital Holdings, Inc., dated January 2, 2003
42.  Consulting Agreement with Robert Hersh, dated January 4, 2003
43. Bridge Loan Agreement and Bridge Note with Stanford Venture Capital Holdings, Inc, dated January 15, 2003


On June 15, 2001, the Company entered into an advisory agreement with Steven Bayern, a shareholder of 5% or more of the Company's common stock, pursuant to which Mr. Bayern is to provide advice to the Company with respect to corporate governance matters and corporate strategy. The Company has not paid Mr. Bayern in accordance with the terms of the agreement claiming breach by Mr. Bayern. Mr. Bayern has filed suit in New York alleging breach of contract.

On June 15, 2001, the Company entered into a three-year consulting agreement with CynDel & Co., Inc. ("CynDel") expiring June 2004 to provide financial advice and other financial consulting service at the rate of $120,000 per year. Steven Bayern and Patrick Kolenick, both of who are shareholders of more than 5% of the Company's common stock, own CynDel. The Company has not paid CynDel in accordance with the terms of the agreement claiming breach by CynDel. CynDel has filed suit in New York alleging breach of contract.

On July 6, 2001, the Company completed the acquisition of the assets placed in Superior Galleries, Inc. ("Superior"), pursuant to which Superior issued a non-interest bearing promissory note payable to the seller for $701,000, secured by all the assets of Superior and guaranteed by the Company and the principal stockholder and chief executive officer of the Company. The note provides for periodic payment up to January 10, 2002. The Company has a dispute with the seller regarding the covenants of the seller. In January 2002 the Company defaulted on the note, but continued to make periodic payments of principal and interest through September 2002. On October 30, 2002, the Company renegotiated the note by making a lump-sum payment and agreeing to pay the remaining balance of $181,214.35 by making 10 monthly payments of $19,132.99 of principal and interest commencing December 1, 2002. The renegotiated note bears interest at the rate of 12% per annum. As of January 22, 2003 the note balance was $147,863.44 plus accrued interest.

On July 6, 2001, as a part of the transaction whereby assets of the business were purchased, Superior signed a revolving promissory note with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at 4% over the prime rate and secured by assignment of the notes receivable from consignors of property to Superior. The revolving promissory note contained a default provision such that any default under the promissory note related to the asset as described above is also a default under the revolving promissory note. The revolving promissory note was paid off on July 10, 2002.

The Company is required under its bylaws to hold an annual shareholders meetings in the fifth month following the end of the Company's fiscal year. The Company has not held its annual shareholders meetings for the fiscal years ended December 31, 2000 and June 30, 2001.

The Company is required under its bylaws to furnish an annual report to the shareholders not later than 120 days after the end of each fiscal period. Other than filing with the Form 10-KSB with the Securities and Exchange Commission, the Company has not sent an annual an annual report to the shareholders for the fiscal years ended December 31, 200 and June 30, 2001.

The Company is required to file a registration statement for securities issued under the Agreement and Plan of Merger by and between Tangible Asset Galleries, Inc., Tangible Asset Galleries Acquisition Corp. and HotelInteractive, Inc. dated as of within six months of the effective date of the transaction. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities issued under the Private Placement Memorandum dated as of July 6, 2001 and terminated October 31, 2001, within sixty days of the termination date of the offering. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities under Securities and Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002 within 180 days of the first closing date of the transaction. The Company has not filed such registration statement.

The Company entered into an agreement with ACC Financial Services, Inc. ("ACC") dated September 15, 2000, and on January 7, 2001, the Company suspended payment and the ACC ceased performing services under such agreement until such time as the Company could complete the underwriting of certain transactions.

The Company entered into an agreement with Wertzberger Lynn Group
("Wertzberger"), dated August 26, 2000, and on January 7, 2001, the Company suspended payments and Wertzberger ceased performing services under such agreements

The Company entered into an agreement with Lo Money, Inc. ("Lo Money"), dated September 11, 2000, and on January 7, 2001, the Company suspended payments and Lo Money ceased performing services under such agreement until such time as the Company could complete the underwriting of certain transactions.

                                  SCHEDULE 3(y)

                                    INSURANCE
                                    ---------


                                            Policy                              Annual    Expiry         Property
Risk                     Carrier            Number         Coverage            Premium     Date          Insured
------------------------------------------------------------------------------------------------------------------------------------
Commercial Property    American States    02-CD-146435-1   $650K                 1,495    10/9/2003       Office Contents &
                                                                                                          Leasehold Improvements
------------------------------------------------------------------------------------------------------------------------------------
Commercial Liability   American States    02-CD-146435-1   $2M/$1M/$200K/$10K   18,653    10/9/2003       General and Umbrella
                                                           Aggreg/Per                                     Liability
                                                           Occ/Fire/Med
------------------------------------------------------------------------------------------------------------------------------------
Commercial Inland      American States    02-CD-146435-1   $100K per loc/$25K      552    10/9/2003       Electronic Date
Marine                                                     Break                                          Processing
------------------------------------------------------------------------------------------------------------------------------------
Commerical Auto        American States    02-CD-146435-1   $1M Owned &             132    10/9/2003       Liability
                                                           Non-owned
------------------------------------------------------------------------------------------------------------------------------------
Workers'               Administaff                         Coverage as of                10/31/2003       See Schedule 3 (z)
Compensation                                               01/01/03
------------------------------------------------------------------------------------------------------------------------------------
Employee Dishonesty    Fidelity Deposit   CCP 005 34 14    $2M                   2,073                    Liability and Theft
                       Company of             01
                       Maryland
------------------------------------------------------------------------------------------------------------------------------------
Automobile             Progressive        04221883-1       $1M/$5K/$1M/$3.5K     3,956    1/14/2004       2000 GMAC Van
                       Comm Vehicle Ins                    Bi-PD/Med/UM/Prop
                       Co.                                 Damg
------------------------------------------------------------------------------------------------------------------------------------
Inventory              Travelers          KTJM-525D061-1   $5M/$1M/$500K/$3.5M  25,000     8/5/2003       Rare Coins & Fine Art
                       Insurance Co.                       Per                                            Inventories
                                                           Loc/Art/Transit/Shows
------------------------------------------------------------------------------------------------------------------------------------
Directors & Officers   Fireman's Fund     CDO00075664581   $1M                  22,994    2/28/2003       D & O Liability
Liability              Insurance Company
------------------------------------------------------------------------------------------------------------------------------------
Officer Life           First Colongy      5,275,524        $2.5M                 1,275    5/27/2003       Silvano A. DiGenova
                       Life
                       Insurance Company
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3(z)

                                    EMPLOYEES
                                    ---------


                                                                As of 12/31/03

                             Annual Base          Other          Accrued         Accrued
     Employee Name (*)      Compensation      Compensation     Vacation Pay      Sick Pay               Duties
-----------------------------------------------------------------------------------------------------------------------------
Beaumont, Carol             $    22,880                         $     440       No Cash Value        Sales Support
-----------------------------------------------------------------------------------------------------------------------------
Biberkraut, Paul            $   120,000        Bonus            $      --       No Cash Value        Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------
Bonham, Michael             $   120,000        Commission       $   2,308       No Cash Value        Sales
-----------------------------------------------------------------------------------------------------------------------------
Brown, Micheal              $    69,000                         $   1,327       No Cash Value        Sales
-----------------------------------------------------------------------------------------------------------------------------
Carlson, Gary               $        --        Commission       $      --       No Cash Value        Sales
-----------------------------------------------------------------------------------------------------------------------------
Deeds, Steven               $   202,500        Commission       $   7,788       No Cash Value        President Auctions
-----------------------------------------------------------------------------------------------------------------------------
DiGenova, Silvano           $   337,500        Bonus            $  19,471       No Cash Value        Chief Executive Officer
-----------------------------------------------------------------------------------------------------------------------------
Hunt, David                 $    60,000        Commission       $   1,154       No Cash Value        Sales
-----------------------------------------------------------------------------------------------------------------------------
Lorenz, Nadyne              $    31,500                         $     606       No Cash Value        Sales Support
-----------------------------------------------------------------------------------------------------------------------------
Lund, Jason                 $    30,000                         $     288       No Cash Value        Accounting
-----------------------------------------------------------------------------------------------------------------------------
Montgomery, Tammy           $    40,000                         $     769       No Cash Value        Administration
-----------------------------------------------------------------------------------------------------------------------------
Onishi, Glenn               $    85,000                         $   1,635       No Cash Value        Operations
-----------------------------------------------------------------------------------------------------------------------------
Remmer, Ray                 $    25,000                         $     481       No Cash Value        Sales Support
-----------------------------------------------------------------------------------------------------------------------------
Remmer, Ron                 $    45,000                         $   1,731       No Cash Value        Inventory Control
-----------------------------------------------------------------------------------------------------------------------------
Viacrucis, Agnes            $    48,000                         $     923       No Cash Value        Accounting
-----------------------------------------------------------------------------------------------------------------------------
Walker, William             $    34,000                         $     654       No Cash Value        Operations
-----------------------------------------------------------------------------------------------------------------------------


* As of January 1, 2003 all employees are co-employees of Tangible Asset Galleries, Inc. and Administaff, a professional employer organization. All payroll, payroll taxes, employee benefits and worker's compensation are being administered by Administaff and charged as a fee to Tangible.

                                 SCHEDULE 3(aa)

                                EMPLOYEE BENEFITS
                                -----------------

Tangible Asset Galleries, Inc. 401 (k) Profit Sharing Plan & Trust Tangible Asset Galleries, Inc. Profit Sharing Plan

As of January 1, 2003 the Company's benefits are provided by Administaff, a professional employer organization. Administaff's benefits include health insurance, dental insurance, vision insurance, workers' compensation coverage, life insurance and 401(k) retirement plan. The two plans listed above will be terminated during 2003.

                                  SCHEDULE (cc)

                     MERGERS, ACQUISITIONS AND DIVESTITURES
                     --------------------------------------

On February 7, 2002, the Company completed the sale of its HotelInteractive, Inc. ("HI") subsidiary. Pursuant to a Share Purchase Agreement entered into between the Company and HCR Holdings Corporation, a Delaware corporation ("HCR"), the Company agreed to sell to HCR all of HI's issued and outstanding shares. HCR is controlled by Mr. Richard Viola, a member of the Company's Board of Directors at the time of the sale. The decision to sell HI to HCR was made pursuant to the unanimous written consent of the Company's Board of Directors without counting Mr. Viola's vote. The terms of the sale were negotiating on an arms-length basis between the Company's management and HCR's.